Exhibit 10.4
Manufacturing Initiation Payment Addendum to Master
Services and Supply Agreement
This Addendum dated 14 May 2009 is entered into by and between LifeScan, Inc., a Californian corporation of 1000 Gibraltar Drive, Milpitas, CA 95035-6312, USA (LifeScan), Universal Biosensors Pty Ltd ACN 098 234 309, a company incorporated in Victoria, Australia of 1 Corporate Avenue, Rowville, Victoria 3178, Australia (UBS) and Universal Biosensors, Inc., a Delaware corporation of having its registered office at c/o Corporation Service Company 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 USA (UBI).
The parties agree that this Addendum is to be attached to, and form part of the Master Services and Supply Agreement between LifeScan, UBS and UBI dated 29 October 2007 (the Master Agreement). In relation to the matters addressed in this Addendum, each of LifeScan, UBS and UBI agree to be bound by all of the terms and conditions of the Master Agreement, and each party makes the representations and warranties set forth in the Master Agreement expressed to be made by LifeScan, UBS or UBI, as the case may be.
All capitalized terms used in this Addendum and not otherwise defined herein shall have the meaning ascribed to such terms in the Master Agreement (including all Service Addendums and Product Addendums).
LifeScan and UBS agree that during calendar year 2010, LifeScan will pay UBS *[REDACTED].
LifeScan and UBS agree that during calendar year 2011, *[REDACTED].
The amounts actually paid by LifeScan pursuant to the previous two paragraphs are referred to as the “Manufacturing Initiation Payment”.
*[REDACTED].
Executed as an agreement by the duly authorized representative of each Party as of the date first written above.

*	Confidential portion has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Manufacturing Initiation Payment Addendum (execution)	1

Executed by LifeScan, Inc.	)
)

Name: Dean Dalson

Title: Vice President
Executed by Universal Biosensors	)
Pty Ltd	)

Company Secretary/Director		Director

Name of Company Secretary/Director		Name of Director (print)
(print)

Executed by Universal Biosensors,	)
Inc.	)

Name

Title
[Execution Page for the Manufacturing Initiation Payment Addendum]

Manufacturing Initiation Payment Addendum (execution)	2